UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2011

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200 Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in the Current Report on Form 8-K filed by Kilroy Realty Corporation (the “Company”) on May 27, 2011 (the “Original 8-K”) relating to the Company's Annual Meeting of Stockholders held on May 24, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently the Company will conduct future advisory votes on the compensation of named executive officers (“Say on Pay Votes”). No other changes have been made to the Original 8-K and this Amendment should be read in conjunction with the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
In a Say on Pay Vote held at the Company's Annual Meeting, stockholders voted in favor of holding Say on Pay Votes annually. Based on this result, and other factors considered by the Company's board of directors (the “Board”), the Board has determined that the Company will hold future Say on Pay Votes on an annual basis until the next vote on the frequency of Say on Pay Votes is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By: /s/ Heidi R. Roth
______________________________
Heidi R. Roth
Senior Vice President and Controller

Date: October 6, 2011